                                                                    EXHIBIT 23.2

             [LETTERHEAD OF NETHERLAND, SEWELL & ASSOCIATES, INC.]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------


        As Petroleum Engineers, we hereby consent to the inclusion of the information included in this Form 10-K and incorporated by reference in this Form 10-K from the 1997 Annual Report of Stockholders of Vintage Petroleum, Inc. with respect to the oil and gas reserves of Vintage Petroleum, Inc., the future net revenues from such reserves and the present value thereof, which information has been included in this Form 10-K in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Form 10-K and to the incorporation by reference in the Registration Statements on Form S-8, Nos. 33-37505 and 333-09205, of Vintage Petroleum, Inc. of such information with respect to the oil and gas reserves of Vintage Petroleum, Inc., the future net revenues from such reserves and the present value thereof.



                            NETHERLAND, SEWELL & ASSOCIATES, INC.



                            By:  /s/ Frederic D. Sewell
                                ________________________________________

                                Frederic D. Sewell
                                President



Dallas, Texas
March 27, 1998